Nuveen Investment Funds, Inc.

Important Information for Shareholders

The following updates and supplements certain information contained in the Proxy Statement (the “Proxy Statement”), dated October 13, 2023, furnished to the shareholders of Nuveen Investment Funds, Inc. in connection with the Special Meeting of Shareholders to be held on Monday, November 20, 2023, at 2:00 p.m., Central time (the “Meeting”), and at any and all adjournments, postponements or delays thereof.

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Appendix A to the Proxy Statement is updated as follows:

Fund Name	Abbreviated Fund Name	Fiscal Year End	Class A	Class C	Class I	Class R6
Nuveen Mid Cap Value Fund	Mid Cap Value	10/31	1,266,179	105,039	6,820,998	667,450
Nuveen Small Cap Value Fund	Small Cap Value	10/31	3,697,301	751,536	8,704,704	5,319,904
Nuveen Minnesota Municipal Bond Fund	Minnesota Municipal Bond	5/31	19,337,087	1,434,510	30,958,154	---